EXHIBIT 4.1

                                WARRANT AGREEMENT

                  WARRANT AGREEMENT (the "Warrant Agreement" or this "Agreement") dated as of December 15, 2004 between Advanced Technology Industries, Inc., a Delaware corporation ("Parent"), and LTDnetwork, Inc., a Delaware corporation (the "Company").

                  WHEREAS, Parent, the Company and LTDN Acquisition Corp., a Delaware corporation ("Acquisition"), have entered into an Amended and Restated Agreement and Plan of Merger dated as of August 11, 2004 (the "Merger Agreement") which provides for the merger (the "Merger") of the Company with and into Acquisition;

                  WHEREAS, in connection with the Merger, Parent intends to issue to the stockholders of the Company shares of series A convertible preferred stock, par value $0.001, of Parent (the "Parent Convertible Preferred Stock") and warrants (the "Warrants") to purchase, prior to the Conversion (as hereinafter defined), shares of Parent Convertible Preferred Stock and, following the Conversion, shares of common stock, par value $0.001, of Parent (the "Common Stock"); and

                  WHEREAS, the shares of Parent Convertible Preferred Stock will be converted (the "Conversion") into shares of Common Stock if the stockholders of Parent approve an amendment to Parent's Certificate of Incorporation to increase the authorized capital stock of Parent in an amount sufficient such that (i) all outstanding shares of Parent Convertible Preferred Stock can be converted into shares of Common Stock and (ii) following the Conversion, each outstanding Warrant can be exercised to purchase such number of shares of Common Stock subject to such Warrants.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following defined terms shall have the following meanings:

                  "Common Exercise Price" means $.040830923 per share of Common Stock as such price may be adjusted pursuant to Section 11.

                  "Exercise Period" means the period commencing on the date the Merger is consummated and terminating (i) with respect to 25% of the aggregate Warrants under this Agreement, at 5:00 p.m. on May 15, 2005, (ii) with respect to 25% of the aggregate Warrants under this Agreement, at 5:00 p.m. on June 15, 2005, (iii) with respect to 25% of the aggregate Warrants under this Agreement, at 5:00 p.m. on July 15, 2005 and (iv) with respect to 25% of the aggregate Warrants under this Agreement, at 5:00 p.m. on August 15, 2005.

                      "Exercise Price" means (a) prior to the Conversion, the Preferred Exercise Price and (b) after the Conversion, the Common Exercise Price.

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                  "Holder" means the registered holder of a Warrant Certificate.

                  "Preferred Exercise Price" means $16.33236928 per share of Parent Convertible Preferred Stock as such price may be adjusted pursuant to
Section 11.

                  "Warrant Shares" means the Parent Convertible Preferred Stock, Common Stock or other securities issued or issuable, as the case may be, from time upon exercise of the Warrants.

                  SECTION 2. WARRANT CERTIFICATES. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto. With respect to the initial issuance of Warrants in connection with the Merger, Holders shall receive a (a) Warrant Certificate representing Warrants to be issued to such Holder with respect to the 25% of the aggregate Warrants terminating on May 15, 2005, (b) Warrant Certificate representing Warrants to be issued to such Holder with respect to the 25% of the aggregate Warrants terminating on June 15, 2005, (c) Warrant Certificate representing Warrants to be issued to such Holder with respect to the 25% of the aggregate Warrants terminating on July 15, 2005 and
(d) Warrant Certificate representing Warrants to be issued to such Holder with respect to the 25% of the aggregate Warrants terminating on August 15, 2005.

                  SECTION 3. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of Parent by its Chairman of the Board or its Chief Executive Officer or its President or its Chief Operating Officer or its Chief Financial Officer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose Parent may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of such person shall have ceased to hold such office.

                  In case any officer of Parent who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by Parent, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of Parent; and any Warrant Certificate may be signed on behalf of Parent by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of Parent to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

                  SECTION 4. REGISTRATION. Parent shall number and register the Warrant Certificates in a register as they are issued. Parent may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary. Parent shall act as the registrar for the Warrants.

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                  SECTION 5. REGISTRATION OF TRANSFERS AND EXCHANGES. (a) Parent
shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by Parent upon surrender thereof accompanied by the Assignment Form on the reverse of the Warrant Certificate, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney together with such legal opinions, certificates or other information required by such Assignment Form. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by Parent.

                  (b) Each Warrant Certificate will bear the following legend:

                           "THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  (c) Each Holder of a Warrant Certificate, by accepting the same, consents and agrees with Parent and with each subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, Parent may treat the person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the person entitled to exercise the rights granted under the Warrants, and neither Parent nor any agent thereof shall be affected by any notice to the contrary.

                  SECTION 6. WARRANTS; EXERCISE OF WARRANTS. Subject to the terms of this Agreement, each Warrant shall give the Holder thereof the right, which may be exercised during the applicable period of the Exercise Period, upon payment of the Exercise Price, to receive from Parent (a) prior to the Conversion, one fully paid and nonassessable share of Parent Convertible Preferred Stock and (b) after the Conversion, 400 fully paid and nonassessable shares of Common Stock, subject in the case of clause (a) and (b) to adjustment pursuant to Section 11 hereof, provided, however, that Holders will be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act (and Parent has received such information as Parent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act). Each Warrant not exercised during the applicable period of the Exercise Period, upon payment of the Exercise Price, shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

                  A Warrant may be exercised upon surrender to Parent at its office designated for such purpose (the address of which is set forth in Section 14 hereof) of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to Parent of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of Parent.

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

                  Subject to the provisions of Section 7 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price, Parent shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants. Such certificates shall contain a legend substantially similar to the legend set forth in Section 5(b).

                  Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Parent Convertible Preferred Stock or Common Stock, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of Parent; (iii) no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of Parent prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

                  In the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 4 hereof.

                  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by Parent.

                  SECTION 7. PAYMENT OF TAXES. Parent will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that Parent shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered for registration of transfer or upon the exercise of a Warrant, and Parent shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to Parent the amount of such tax or shall have established to the reasonable satisfaction of Parent that such tax has been paid.

                  SECTION 8. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, Parent may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to Parent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as Parent may prescribe.

                  SECTION 9. RESERVATION OF WARRANT SHARES. Parent will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Parent Convertible Preferred Stock and, after the Conversion, Common Stock or its authorized and issued Parent Convertible Preferred Stock and, after the Conversion, Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Parent Convertible Preferred Stock and, after the Conversion, Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                  Parent represents and warrants that the initial Warrant Shares issuable upon conversion of Warrants have been duly authorized and covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and, subject to
Section 7, free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  SECTION 10. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock and Parent Convertible Preferred Stock issued upon exercise of a Warrant shall be entitled to the benefits of the Registration Rights Agreement dated the date hereof between Parent and the Company.

                  SECTION 11. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE. The number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

                  (a) Adjustment for change in Parent Convertible Preferred
Stock.

                  If Parent:

                  (1) pays a dividend or makes a distribution on its Parent Convertible Preferred Stock in shares of its Parent Convertible Preferred Stock;

                  (2) subdivides its outstanding shares of Parent Convertible Preferred Stock into a greater number of shares; or

                  (3) combines its outstanding shares of Parent Convertible Preferred Stock into a smaller number of shares;

then the number of shares of Parent Convertible Preferred Stock issuable upon exercise of any Warrant in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number of shares of Parent Convertible Preferred Stock which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

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

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) Adjustment for change in Common Stock.

                  If Parent:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares; or

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

then the number of shares of its Common Stock issuable upon exercise of any Warrant in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number of shares of Common Stock which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  Such adjustment shall be made successively whenever any event listed above shall occur.

                  (c) NOTICE OF ADJUSTMENT.

                  Whenever the number of Warrant Shares issuable upon exercise of one Warrant is adjusted, Parent shall provide the notices required by Section 13 hereof.

                  (d) REORGANIZATION OF COMPANY.

                  If any capital reorganization or reclassification of the capital stock of Parent or any consolidation or merger of Parent with another corporation or entity or the sale of all or substantially all of its assets to another corporation or entity shall be effected in such a way that holders of Common Stock or Parent Convertible Preferred Stock shall be entitled to receive stock, securities or assets in exchange for Common Stock or Parent Convertible Preferred Stock, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of stock, securities, or assets which the Holder of a Warrant would have owned immediately after such transaction if the Holder had exercised the Warrant immediately before the effective date of such transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such transaction if other than Parent, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor company shall mail to Holders a notice describing the supplemental Warrant Agreement as soon as reasonably practicable after the execution of any such supplemental Warrant Agreement.

                  If this subsection (d) applies, subsections (a) and (b) of this Section 11 do not apply.

                  (e) ADJUSTMENT IN EXERCISE PRICE.

                  (i) Upon each adjustment of the number of shares of Parent Convertible Preferred Stock pursuant to this Section 11, the Preferred Exercise Price for each Warrant outstanding prior to the making of the adjustment in the number of shares of Parent Convertible Preferred Stock shall thereafter be adjusted to the Preferred Exercise Price (calculated to the nearest hundredth of one cent) obtained from the following formula:

                           E'= E x N
                                   N'

where:

         E' =     the adjusted Exercise Price.

         E  =     the Exercise Price prior to adjustment.

         N' = the adjusted number of shares of Parent Convertible Preferred Stock issuable upon exercise of a Warrant.

         N = the number or shares of Parent Convertible Preferred Stock previously issuable upon exercise of a Warrant prior to adjustment.

                  (ii) Upon each adjustment of the number of shares of Common Stock pursuant to this Section 11, the Common Exercise Price for each Warrant outstanding prior to the making of the adjustment in the number of shares of Common Stock shall thereafter be adjusted to the Common Exercise Price (calculated to the nearest hundredth of one cent) obtained from the following formula:

                           E'= E x N
                                   N'

where:

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

         E' =     the adjusted Exercise Price.

         E  =     the Exercise Price prior to adjustment.

         N' = the adjusted number of shares of Common Stock issuable upon exercise of a Warrant.

         N = the number or shares of Common Stock previously issuable upon exercise of a Warrant prior to adjustment.

                  (iii) If any Escrow Warrants are cancelled in accordance with
Section 2.4(d) of the Merger Agreement, the Preferred Exercise Price for each outstanding Warrant shall be adjusted subject to any other adjustments described in subsections (a), (b) or (d) of this Section 11, to equal the quotient obtained by dividing (1) the difference between (A) $10,000,000 and (B) the sum of (I) the Closing Net Cash Amount and (II) the LTDN Interim Note Amount by (2) the difference between (A) the Warrant Share Number and (B) such number of Escrow Warrants cancelled.

                  (iv) If any Escrow Warrants are cancelled in accordance with
Section 2.4(d) of the Merger Agreement, the Common Exercise Price for each outstanding Warrant shall be adjusted, subject to any other adjustments described in subsections (a), (b) or (d) of this Section 11, to equal the quotient obtained by dividing (1) the quotient obtained by dividing (A) the difference between (I) $10,000,000 and (II) the sum of (a) the Closing Net Cash Amount and (b) the LTDN Interim Note Amount by (B) the difference between (I) the Warrant Share Number and (II) such number of Escrow Warrants cancelled by
(2) 400.

                  (f) FORM OF WARRANTS.

                  Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  SECTION 12. FRACTIONAL INTERESTS. Any one Warrant may be exercised only in full and not in part. Parent shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so requested to be exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), such fractional interest shall be rounded down to the nearest whole share.

                  SECTION 13. NOTICES TO WARRANT HOLDERS. Upon any adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 11, Parent shall promptly thereafter cause to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register written notice of such

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

adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

                  In case:

                  (a) of any consolidation or merger to which Parent is a party and for which approval of any shareholders of Parent is required, or of the conveyance or transfer of the properties and assets of Parent substantially as an entirety, or a tender offer or exchange offer for shares of Common Stock; or

                  (b) of the voluntary or involuntary dissolution, liquidation or winding up of Parent; or

                  (c) Parent proposes to take any action which would require an adjustment of the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 11;

then Parent shall cause to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register, at least 10 days prior to the applicable record date hereafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of or Parent Convertible Preferred Stock or Common Stock, as the case may be, to be entitled to receive any such distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                  Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of Parent or any other matter, or any rights whatsoever as shareholders of Parent.

                  SECTION 14. NOTICES TO COMPANY AND HOLDERS. Any notice or demand authorized by this Agreement to be given or made by the registered Holder of any Warrant Certificate to or on Parent shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of Parent expressly designated by Parent at its office for purposes of this Agreement (until the Holders are otherwise notified in accordance with this Section by Parent), as follows:

                           Advanced Technology Industries, Inc.
                           2030 Main Street, Ste 1300
                           Irvine, CA 92614

                           Attention: James Samuelson

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

                  Any notice pursuant to this Agreement to be given by Parent to the registered Holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until Parent is otherwise notified in accordance with this Section by such Holder) to such Holder at the address appearing on the Warrant register of Parent.

                  SECTION 15. SUPPLEMENTS AND AMENDMENTS. Parent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which Parent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrant Certificates or discriminate against any Holder of Warrant Certificates. Any amendment or supplement to this Agreement that has an adverse effect on the interests of Holders shall require the written consent of registered Holders of a majority of the then outstanding Warrants. Each Holder of a Warrant outstanding at the time of any such amendment or supplement or thereafter shall be bound by any amendment or supplement effected pursuant to this Section 15, whether or not any notice, writing or marking indicating such amendment or supplement appears on the Warrant or is delivered to such Holder.

                  SECTION 16. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of Parent shall bind and inure to the benefit of its respective successors and assigns hereunder.

                  SECTION 17. TERMINATION. This Agreement shall terminate upon the termination of the Exercise Period.

                  SECTION 18. GOVERNING LAW. This Agreement and, and all claims arising hereunder or relating thereto, shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 19. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than Parent and the registered Holders of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Parent and the registered Holders of the Warrant Certificates and the Warrant Shares.

                  SECTION 20. COUNTERPARTS. This Agreement may be executed in two counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 21. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                            By:_________________________________
                                                     Name:
                                                     Title:

                                            LTDNETWORK, INC.

                                            By:_________________________________
                                                     Name:
                                                     Title:

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

                                                                       EXHIBIT A

                          [Form of Warrant Certificate]
                                     [Face]

                  "THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

No.                                                                ____ Warrants

                               Warrant Certificate
                      Advanced Technology Industries, Inc.

                  Reference is made to the Warrant Agreement dated as of December 15, 2004 (the "Warrant Agreement") between Advanced Technology Industries, Inc., a Delaware corporation ("Parent"), and LTDnetwork, Inc. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement. This Warrant Certificate certifies that _____________, or registered assigns, is the registered holder of [ ] Warrants. Each Warrant entitles the holder upon exercise to receive from Parent until [ ] such number of Warrant Shares as described in the Warrant Agreement upon payment of the Exercise Price and upon surrender of this Warrant Certificate at the office of Parent designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

                  The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised after [ ], 2005 and to the extent not exercised by such time such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

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

                  IN WITNESS WHEREOF, Advanced Technology Industries, Inc. has caused this Warrant Certificate to be signed by the appropriate officers.

Dated:

                                            ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                            By:_________________________________
                                                     Name:
                                                     Title:

                                            By:_________________________________
                                                     Name:
                                                     Title:

                          [Form of Warrant Certificate]
                                    [Reverse]

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive such number of Warrant Shares as described in the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of Parent and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to Parent.

                  Subject to the terms of the Warrant Agreement, Warrants may be exercised until [ ], 2005. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of Parent designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                  The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of one Warrant set forth on the face hereof and the Exercise Price of a Warrant may, subject to certain conditions, be adjusted.

                  The holders of the Warrants are entitled to certain registration rights with respect to shares of Parent Convertible Preferred Stock and Common Stock purchasable upon exercise as described in Section 10 of the Warrant Agreement.

                  Warrant Certificates, when surrendered at the office of Parent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the office of Parent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  Parent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and Parent shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of Parent.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Warrant, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Warrant to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ____________________________________, agent to transfer this Warrant on the books of Parent. The agent may substitute another to act for him.

Date:                                  Signed:
                                                (Signed exactly as your name
                                                appears on the other side of
                                                this Warrant)

Signature Guarantee: ____________________________

The undersigned confirms that this Warrant is being transferred:

                                   [CHECK ONE]

(1) __    to Parent or a subsidiary thereof;

(2) __ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act;

(3) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(4) __ pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, Parent will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided that if box (2), (3) or (4) is checked, Parent may require, prior to registering any such transfer, in its sole discretion, such legal opinions, certifications and other information as Parent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, Parent shall not be obligated to register this Warrant in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Date:                                   Signed:
                                                 (Signed exactly as your name
                                                 appears on the other side of
                                                 this Warrant)

Signature Guarantee:

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

                  The undersigned hereby irrevocably elects to exercise the Warrant, represented by this Warrant Certificate, to receive ______ shares of [Parent Convertible Preferred Stock] [Common Stock] and herewith tenders payment for such shares to the order of Advanced Technology Industries, Inc. in the amount of $_________ in accordance with the terms hereof.

                  The undersigned requests that a certificate for such shares be registered in the name of _________, whose address is __________________, and that such shares be delivered to _________________, whose address is
________________.

                  If said number of shares is less than all of the shares of [Parent Convertible Preferred Stock] [Common Stock] purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _______________, whose address is, ______________ and that such Warrant Certificate be delivered to, _____________ whose address is ____________________.

                                            Signature:

                                            Date:

                                            Signature Guaranteed: